UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 26, 2016

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06904-2212

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2016 Annual Meeting of Stockholders of Gartner, Inc. was held on May 26, 2016. With respect to the three (3) proposals put before the stockholders, the voting results were as follows:

Proposal 1 – Election of Directors to a one year term:

Name	For	Against	Abstain	Broker Non-Votes
Michael J. Bingle	68,048,660	5,529,296	7,114	3,670,559
Richard J. Bressler	73,495,026	82,704	7,340	3,670,559
Raul E. Cesan	73,477,594	100,049	7,428	3,670,558
Karen E. Dykstra	73,525,156	52,685	7,230	3,670,558
Anne Sutherland Fuchs	73,230,182	346,719	8,170	3,670,558
William O. Grabe	65,911,340	7,666,300	7,431	3,670,558
Eugene A. Hall	73,409,673	168,614	6,784	3,670,558
Stephen G. Pagliuca	68,004,363	5,573,302	7,405	3,670,559
James C. Smith	73,284,830	292,806	7,434	3,670,559

Proposal 2 – Approve the Company’s Executive Compensation:

Votes For	72,846,480
Votes Against	711,727
Abstentions	26,864
Broker Non-Votes	3,670,558

Proposal 3 - Ratify Appointment of KPMG LLP as independent auditor for fiscal 2016:

Votes For	76,861,511
Votes Against	390,371
Abstentions	3,746

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: May 26, 2016	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer